EXHIBIT 10.8

STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT (the “Agreement”) is made and entered into on this 7th day of November, 2025 by and between Tekcapital, plc. (“Tekcapital”), a company incorporated and existing under the laws of England and Wales, with its principal place of business at 12 New Fetter Lane, London, EC4A 1JP, United Kingdom and Nexscient, Inc. (“Nexscient” or “NXNT”), a Delaware corporation with its principal place of business at 2029 Century Park East, Suite 400, Los Angeles, CA 90067. Tekcapital and Nexscient may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Tekcapital provides services in identifying, negotiating, and facilitating technology transfers of intellectual property from universities and other institutions on behalf of willing buyers (“Technology Acquisition Opportunities”); and

WHEREAS, Nexscient desires to engage Tekcapital to identify, negotiate, and when appropriate, consummate such Technology Acquisition Opportunities;

WHEREAS, Tekcapital desires to provide such services pursuant to the terms of this Agreement (Please refer to the figure below for an illustration of the process in the provision of services);

1

[For clarity Nexscient will prepare a technology acquisition profile which describes the types of technologies they are interested in. Tekcapital will use its university and business network, contacts and knowledge to identify technology acquisition opportunities that meet the technology acquisition profile of Nexscient. Nexscient will review such opportunities within 30 days of presentation by Tekcapital and will indicate whether they have an interest in potentially acquiring the technologies or a license to the technologies or the entity containing the technologies as they so determine. If Nexscient is interested in acquiring said technology or rights therein, then as soon as practicable Tekcapital will seek to negotiate the rights for such an acquisition and if successful, prepare a term sheet describing the potential acquisition which will include a mark-up over Tekcapital’s costs. If both parties are in agreement, Tekcapital will seek to acquire or license the right to the technology in a newly created company using its own capital and manpower for the upfront cash payments, and Nexscient would seek to acquire the newly created company with the technology rights contained within it for a mutually agreed-upon amount of restricted shares of Nexscient common stock].

NOW, THEREFORE, the Parties agree as follows:

1. SERVICES

1.1 Tekcapital shall identify Technology Acquisition Opportunities for Nexscient.

1.2 Tekcapital shall be reasonably available for consultation.

1.3 Tekcapital shall present Nexscient with Technology Acquisition Opportunities, and Nexscient shall have up to 30 days to evaluate any opportunity presented to it by Tekcapital.

1.4 Tekcapital may offer the same Opportunities to others if Nexscient declines or does not respond within the 30-day period.

1.5 Nexscient shall not circumvent Tekcapital regarding any technology presented for 12 months following termination of this Agreement.

1.6 Tekcapital shall use commercially reasonable efforts, but makes no guarantee of results (e.g., that the technologies can be acquired for a worthwhile amount and that the technologies are suitable for Nexscient’s use, or will in fact be successful if acquired, or that Nexscient will find the technologies presented or the proposed terms proposed for their acquisition acceptable).

1.7 Nexscient shall work with Tekcapital to evaluate technologies that are presented to determine their interest, at their sole discretion, in consummating a potential acquisition.

2. INDEPENDENT CONTRACTOR

Tekcapital is and shall remain an independent contractor. Nothing herein creates a joint venture or employment relationship.

2

3. COMPENSATION

Nexscient shall issue to Tekcapital 300,000 shares of NXNT restricted common stock ($0.001 per share, par value) (“NXNT Shares”) for services to be rendered over the Term of this Agreement. Such NXNT Shares shall vest equally over the Term of the Agreement at the rate of 25,000 shares per month. If this Agreement is terminated before the 12-month period has transpired, any unvested NXNT Shares will immediately be returned to Nexscient upon termination. Any fees or expenses borne by Tekcapital while providing this service will be paid by Tekcapital. Any fees or expenses borne by Nexscient while working with Tekcapital to review and potentially acquire any Tekcapital presented assets will be paid by Nexscient. All vested NXNT Shares shall be resaleable subject to Rule 144 under the Securities Act of 1933.

4. TERM AND TERMINATION

This Agreement shall remain in effect for a period of 12 months and may be terminated at any time by either Party for any reason with 30 days prior written notice.

5. CONFIDENTIALITY

Each Party agrees to maintain the confidentiality of information received from the other Party for the duration of this agreement plus 24 months. The parties may not, during or 24 months subsequent to the term of this Agreement, without the prior written consent of the other, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation, or other entity any Confidential Information pertaining to the business of the Company, or any of its affiliates, except when required to do so by a court of competent jurisdiction, in which case the party shall give the other party reasonable advance notice and an opportunity to seek injunctive relief or other remedies to prevent or limit such disclosure and reasonably cooperate with such efforts. Except as expressly provided below, the parties agree that all non-public and proprietary information, whether oral, written, or electronic, to which one party is given access by the other party, or is made available to either party in connection with performance of Services under the Agreement, is “Confidential Information.”

6. INDEMNIFICATION

Each Party shall indemnify the other for losses resulting from breach of this Agreement.

7. PRESS RELEASES

Upon mutual review and agreement, the parties may from time-to-time issue press releases describing their activities under this Agreement.

3

8. MISCELLANEOUS

This Agreement constitutes the entire agreement between the Parties. No amendment is valid unless in writing and signed by both Parties. Notices shall be provided in writing by certified mail or courier with a courtesy copy via email.

On November 6th 2025, the closing price of NXNT common stock traded on the OTCQB Market was $0.31.

9. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the document.

10. ARBITRATION

Any dispute arising from or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligation arising out or in connection with this Agreement) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA) by a sole arbitrator with the seat of arbitration in London under the English language. Notwithstanding any provision of this Agreement, however, either Party may seek from any court having jurisdiction any interim, provisional, or injunctive relief that may be necessary to protect the rights and property of either Party or maintain the status quo. Nothing in this Clause shall prevent any Party from applying to the courts of any country for injunctive or other interim relief.

11. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English Law.

4

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TEKCAPITAL, PLC

By:	/s/ Clifford M. Gross
Name:	Clifford M. Gross
Title:	Chief Executive Officer

NEXSCIENT, INC.

By:	/s/ Fred E. Tannous
Name:	Fred Tannous
Title:	Chief Executive Officer

5